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                             OFFITBANK FUNDS, INC.
                             EXHIBIT 16
                             TOTAL RETURN


                             LATIN AMERICA EQUITY FUND


    AGGREGATE TOTAL RETURN
    -------------------------------

    T = (ERV/P) - 1

    WHERE:         T =       TOTAL RETURN

                   ERV =     REDEEMABLE VALUE AT THE END
                             OF THE PERIOD OF A HYPOTHETICAL
                             $1,000 INVESTMENT MADE AT THE
                             BEGINNING OF THE PERIOD.

                   P =       A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

    EXAMPLE:

         SINCE INCEPTION:    (    02/13/96  TO   12/31/96  ):
                             (    1,233.6   /1,000) - 1 =            23.36%
         YEAR TO DATE:       (    02/13/96  TO   12/31/96  ):
                             (    1,233.60  /1,000) - 1 =            23.36%
         QUARTERLY:          (    10/01/96  TO   12/31/96  ):
                             (    1,073.84  /1,000) - 1 =            7.38%
         MONTHLY:            (    12/01/96  TO   12/31/96  ):
                             (    1,054.46  /1,000) - 1 =            5.45%







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                             OFFITBANK INVESTMENT FUNDS, INC.
                             EXHIBIT 16
                             30-DAY S.E.C. YIELD CALCULATIONS
                             LATIN AMERICA EQUITY FUND


ACTUAL(WITH WAIVERS)
                                                  (a-b)
                                               ------------ -
30-Day S.E.C. Yield Equation     =   2*{[(         (cd)         +1)^6]-1} =


WHERE    a=   Dividends and interest earned during the period

         b=   Expenses accrued for the period (net of reimbursements)

         c= The average daily number of shares outstanding during the period that were entitled to receive dividends

         d= The offering price (without CDSC) or the maximum redemption price (with CDSC) per share on the last day of the period

MAXIMUM FEES (without waivers)

                                                  (a-b)
                                               ------------ -
30-Day S.E.C. Yield Equation     =   2*{[(         (cd)         +1)^6]-1} =


WHERE    a=   Dividends and interest earned during the period

         b=   Expenses accrued for the period (without waivers)

         c= The average daily number of shares outstanding during the period that were entitled to receive dividends

         d= The offering price (without CDSC) or the maximum redemption price (with CDSC) per share on the last day of the period




ACTUAL


                          (       68,174.76 -   21,292.96 )
              =    2*{[( ----------     ----------------   +1)^6]-1}=    4.41%
                          (   1,104,654,530 *       11.66 )

    The performance was computed based on the thirty day period ending December 31, 1996

FULL FEES (WITHOUT WAIVERS)


                          (       68,174.76 -   33,903.98 )
              =    2*{[( ----------     ----------------   +1)^6]-1}=    3.21%
                          (   1,104,654,530 *       11.66 )



    The performance was computed based on the thirty day period ending December 31, 1996